UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2006 (December 20, 2006)

OVERLAND STORAGE, INC.
(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4820 Overland Avenue, San Diego, California 92123
(Address of principal executive offices, including zip code)

(858) 571-5555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           As previously reported on Form 8-K, on November 1, 2006, Scott McClendon was appointed the interim President and Chief Executive Officer of Overland Storage, Inc. (the “Company”), and Mr. McClendon and Mark J. Barrenechea were appointed to the newly-formed Strategy Committee of the Board of Directors, with Mr. Barrenechea to serve as Chairman of that committee.

In connection with these appointments, on December 20, 2006, the Compensation Committee of the Board of Directors approved the following additional compensation for Mr. McClendon and Mr. Barrenechea, which compensation was ratified and approved by the full Board of Directors:

•                  Mr. McClendon received an option to purchase up to 75,000 shares of the Company’s common stock at the purchase price of $4.29 per share (the closing price of the Company’s common stock on the date of grant) pursuant to the Company’s 2003 Equity Incentive Plan (the “Incentive Plan”).  The option is immediately vested as to 6,250 shares (reflecting the commencement of service as interim President and Chief Executive Officer on November 1, 2006), with the remainder vesting at a rate of 6,250 shares on the first day of each month commencing January 1, 2007 through November 1, 2007, so long as Mr. McClendon is providing services to the Company as an officer or director.  The option will accelerate upon a “Change in Control” as defined in the Incentive Plan.  The option has a ten-year life, subject to continuous service to the Company.

•                  Mr. Barrenechea received an option to purchase up to 60,000 shares of the Company’s common stock at the purchase price of $4.29 per share (the closing price of the Company’s common stock on the date of grant) pursuant to the Incentive Plan.  The option is immediately vested as to 10,000 shares (reflecting the commencement of service as Chairman of the Strategy Committee on November 1, 2006), with the remainder vesting at a rate of 10,000 shares on the first day of each month commencing January 1, 2007 through May 1, 2007 so long as Mr. Barrenechea is serving as the Chairman of the Strategy Committee.  The option will accelerate upon a “Change in Control” as defined in the Incentive Plan.  The option has a ten-year life, subject to continuous service to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: December 22, 2006		/s/ Vernon A. LoForti
	By:	Vernon A. LoForti
Vice President and CFO